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                                                                      EXHIBIT 23

DELOITTE &
TOUCHE LLP

    50 Fremont Street                             Telephone:(415)247-4000
    San Francisco, California 94105-2230          Facsimile:(415)247-4329


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-72586, Registration Statement No. 2-60029, Registration Statement No. 33-39089, Registration Statement No. 33-40505, Registration Statement No. 33-54686, Registration Statement No. 33-54688, Registration Statement No. 33-54690, Registration Statement No. 33-56021, Registration Statement No. 333-00417, Registration Statement No. 333-12337, Registration Statement No. 333-36265, Registration Statement No. 333-68285 and Registration Statement No. 333-72921 all on Form S-8, of our report dated February 25, 1999, incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended January 30, 1999.


/s/ Deloitte & Touche LLP

San Francisco, California
April 1, 1999